As filed with the Securities and Exchange Commission on May 26, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gain Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-1726310
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane Suite 220 Bethesda, Maryland	20814 (Zip Code)
(Address of Principal Executive Offices)

Gain Therapeutics, Inc. 2022 Equity Incentive Plan

(Full title of the plan)

Matthias Alder

Chief Executive Officer

Gain Therapeutics, Inc.

4800 Montgomery Lane

Suite 220

Bethesda, Maryland

(301) 500-1556

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Christian Plaza
Courtney T. Thorne
Cooley LLP
11951 Freedom Drive
Reston, VA 20190-5640
+1 703 456 8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, Gain Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “S-8 Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 713,002 additional shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), reserved for issuance under the Gain Therapeutics, Inc. 2022 Equity Incentive Plan (the “2022 Plan”), pursuant to the provisions of the 2022 Plan providing for an automatic annual increase in the number of Common Stock shares reserved and available for issuance under the 2022 Plan on January 1, 2023. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this S-8 Registration Statement.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

This S-8 Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same benefit plan is effective.

The Registrant previously registered Common Stock for issuance under the 2022 Plan under a Registration Statement on Form S-8, filed with the Commission on July 15, 2022 (File No. 333-266142).

Pursuant to General Instruction E to Form S-8, this S-8 Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number
4.1	Amended and Restated Certificate of Incorporation of Gain Therapeutics, Inc.		8-K (Exhibit 3.1)	03/22/2021	001-40237

4.2	Amended and Restated Bylaws of Gain Therapeutics, Inc.		8-K (Exhibit 3.2)	03/22/2021	001-40237

4.3	Gain Therapeutics, Inc. 2022 Equity Incentive Plan.		S-8 (Exhibit 4.6)	07/15/2022	333-266142

4.4	Form of 2022 Equity Incentive Plan Restricted Stock Unit Agreement.		S-8 (Exhibit 4.8)	07/15/2022	333-266142

4.5	Form of 2022 Equity Incentive Plan Stock Option Award Agreement.		S-8 (Exhibit 4.7)	07/15/2022	333-266142

5.1	Opinion of Cooley LLP.	X

23.1	Consent of Ernst & Young AG.	X

23.2	Consent of Cooley LLP (included in Exhibit 5.1).	X

24.1	Power of Attorney (included on the signature page of this Registration Statement).	X

107	Filing Fee Table.	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on May 26, 2023.

GAIN THERAPEUTICS, INC.

By:	/s/ Matthias Alder
Matthias Alder
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Evan Ballantyne and Matthias Alder, and each of them, as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorneys and agents, or either of them, may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration of ordinary shares of the registrant under this registration statement, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to this registration statement, to any and all amendments or supplements to this registration statement and to any and all instruments or documents filed as part of or in connection with this registration statement or any and all amendments thereto; and each of the undersigned hereby ratifies and confirms all that such attorneys and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthias Alder Matthias Alder	Chief Executive Officer and Director (Principal Executive Officer)	May 26, 2023

/s/ C. Evan Ballantyne C. Evan Ballantyne	Chief Financial Officer (Principal Financial Officer )	May 26, 2023

/s/ Gianluca Fuggetta	Senior Director, Corporate Reporting	May 26, 2023
Gianluca Fuggetta	(Principal Accounting Officer)

/s/ Khalid Islam Khalid Islam	Founder and Chairman of the Board of Directors	May 26, 2023
/s/ Dov Goldstein Dov Goldstein	Director	May 26, 2023

/s/ Hans Peter Hasler Hans Peter Hasler	Director	May 26, 2023

s/ Gwen Melincoff Gwen Melincoff	Director	May 26, 2023
/s/ Claude Nicaise Claude Nicaise	Director	May 26, 2023
/s/ Eric I. Richman	Director	May 26, 2023
Eric I. Richman
/s/ Jeffrey Riley	Director	May 26, 2023
Jeffrey Riley